Exhibit 1.1

ARMADA HOFFLER PROPERTIES, INC.
(a Maryland corporation)
3,600,000 Shares of 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 per share)
UNDERWRITING AGREEMENT
Dated: August 13, 2020

ARMADA HOFFLER PROPERTIES, INC.
(a Maryland corporation)
3,600,000 Shares of 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 per share)
UNDERWRITING AGREEMENT
August 13, 2020
BofA Securities, Inc.
Raymond James & Associates, Inc.
Jefferies LLC
as representatives of the several underwriters named in Schedule A hereto
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:
Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), and Armada Hoffler, L.P., a Virginia limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), confirm their agreement with BofA Securities, Inc. (“BofA Securities”), Raymond James & Associates, Inc. (“Raymond James”) and Jefferies LLC (“Jefferies”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA Securities, Raymond James and Jefferies are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock (liquidation preference $25.00 per share), $0.01 par value per share, of the Company (“Series A Preferred Stock”) set forth in Schedule A hereto. The aforesaid 3,600,000 shares of Series A Preferred Stock are referred to herein as the “Securities.”
The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), an automatic shelf registration statement on Form S-3 (No. 333-236982), relating to the public offering and sale of certain securities of the Company, including the Securities, which shelf registration statement became effective automatically upon filing pursuant to Rule 462(e) under the 1933 Act Regulations. The “Registration Statement,” as of any time, means such registration statement as amended by any post-

effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”);” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B under the 1933 Act Regulations, including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus supplement used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
As used in this Agreement:
“Applicable Time” means 3:40 P.M., New York City time, on August 13, 2020 or such other time as agreed by the Company and the Representatives.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B hereto, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.
For purposes of this Agreement, the terms “Subsidiary” or “Subsidiaries” shall mean any “subsidiary” (as defined in Rule 405) or every “subsidiary” (as defined in Rule 405), as applicable, of the Company.
Section 1.    Representations and Warranties.
(a)    Representations and Warranties. Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:
(i)    Form S-3 Compliance; No Stop Orders. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any prospectus supplement or the Prospectus is in effect; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any prospectus supplement or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for such purpose have been instituted or are pending before or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with any request made by the Commission for additional or supplemental information.
At the respective times the Registration Statement and any post-effective amendment thereto became effective, and at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2), the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(ii)    Prospectus Compliance with Rule 424(b). Any preliminary prospectus and the Prospectus, when filed as part of the Registration Statement or pursuant to Rule 424(b), when so filed, complied in all material respects with the 1933 Act and the 1933 Act Regulations (including, without limitation, Rules 424(b) and 430B) and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Any prospectus supplement and the Prospectus and any amendment or supplement thereto (including any prospectus wrapper) prepared in connection with the offering and sale of the Securities, at their respective issue dates, if any, complied and will comply, as applicable, in all material respects with any applicable laws or regulations of foreign jurisdictions in which such preliminary prospectus or the Prospectus or such amendment or supplement, as the case may be, are distributed in connection with such offering and sale.
(iii)    Accurate Disclosure. (i) The Registration Statement and any amendment thereto, at its effective time and at the Closing Time, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit, as amended or supplemented, if applicable, and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the 1933 Act Regulations. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of the Final Term Sheet (as defined in Section 3(a) hereof), the General

Disclosure Package, when considered together with the Final Term Sheet, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary in this Section, the Transaction Entities make no representation or warranty with respect to any statement contained in the Prospectus or any amendment or supplement thereto (including any prospectus wrapper) or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriters for use in the Prospectus, any amendment or supplement thereto (including any prospectus wrapper) or any Issuer Free Writing Prospectus. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus, at the time the Registration Statement became effective or at the time they were, or hereafter are, filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and 1934 Act Regulations and, when read together with the other information in the Registration Statement, the General Disclosure Package, any preliminary prospectus and the Prospectus, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(iv)    No Prior Sale of Shares, Compliance of Free Writing Prospectuses. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Securities by means of any “prospectus” (within the meaning of the 1933 Act) or used any “prospectus” (within the meaning of the 1933 Act) in connection with the offering or sale of the Securities; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of the Representatives in connection with the offering or sale of the Securities.
(v)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified.
(vi)    Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and (C) at the date of this Agreement, the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(vii)    NYSE, FINRA Compliance. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the common stock, $0.01 par value per share, of the Company (“Common Stock”) or the Series A Preferred Stock under the 1934 Act or the listing of the Common Stock or the Series A Preferred Stock on the New York Stock Exchange (the “NYSE”), nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registrations or listings. To the knowledge of the Transaction Entities, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as has been disclosed in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus.
(viii)    Company Good Standing, Due Qualification, Authority and Incorporation. The Company has been duly incorporated, is validly existing under the laws of the State of Maryland, is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and has the corporate power and authority to own and lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) be or cause a material adverse change to the assets, business, condition (financial or otherwise), earnings, properties, management, results of operations or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”).
(ix)    Operating Partnership Good Standing, Due Authority. The Operating Partnership has been duly organized, is validly existing as a limited partnership in good standing under the laws of the Commonwealth of Virginia, has the full limited partnership power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. At the Closing Time, the Company will contribute the net proceeds from the sale of the Securities to the Operating Partnership in exchange for a number of preferred units of limited partnership interest in the Operating Partnership (the “Series A Preferred Units”) equal to the number of Securities issued. The Company will own all of its outstanding Series A Preferred Units free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(x)    Good Standing of Subsidiaries. Each Subsidiary has been duly organized, is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate, limited partnership or limited liability company power and authority, as applicable, to own or lease, as the case may be, its property and to operate its property and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued shares of capital stock, units of limited partnership interest and units of membership interest of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, are owned or will be owned directly or indirectly by the Operating Partnership, free and clear of all security interests, liens, mortgages, encumbrances, pledges, equities, claims, restrictions or other defects of any kind (collectively, “Liens”), have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights.
(xi)    Corporate Power and Authority of Company. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.
(xii)    Operating Partnership Power and Authority. The Operating Partnership has the limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all limited partnership action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and consummation by it of the transactions contemplated hereby have been duly and validly taken.
(xiii)    Due Authorization and Execution. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(xiv)    Accurate Disclosure in Summaries. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Description of Preferred Stock,” “Material U.S. Federal Income Tax Considerations,” “Description of the Partnership Agreement of Armada Hoffler, L.P.,” and “Description of our Series A Preferred Stock,” insofar as such statements summarize legal or tax matters, agreements, documents or legal or governmental proceedings discussed therein, are accurate, complete and fair summaries of such legal and tax matters, agreements, documents or legal or governmental proceedings in all material respects.
(xv)    Capitalization. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Since the date indicated in the Company’s most recent Quarterly Report on Form 10-Q, there has been no material change in the authorized or outstanding shares of capital stock, as applicable (subject, in each case, to the issuance of Common Stock issuable upon the redemption of outstanding OP Units in accordance with the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended and/or restated from time to time, the “Operating Partnership Agreement”) and the grant of equity-based awards under employee benefits plans of the Company). The authorized capital stock of the Company conforms to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. The Company has prepared and filed, in accordance with Section 12 of the 1934 Act, a registration statement on Form 8-A (File No. 001-35908) to register the Series A Preferred Stock, under Section 12(b) of the 1934 Act.
(xvi)    Authorization of Securities. The Securities to be sold by the Company have been duly authorized and, when issued and delivered against payment therefore in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Securities will not be subject to or in violation of any preemptive or similar rights of any securityholder of the Company. The certificates, if any, to be used to evidence the Securities will be in substantially the form filed as an exhibit to the Registration Statement and will, at the Closing Time, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Articles of Amendment and Restatement of the Company, as amended and supplemented (the “Charter”), the Amended and Restated Bylaws of the Company (the “Bylaws”) and the requirements of the NYSE. The articles supplementary to the Charter setting forth the terms of the Securities (the “Series A Articles Supplementary”), the articles supplementary to the Charter reflecting the classification and designation of 400,000 additional shares of Series A Preferred Stock and the articles supplementary to the Charter reflecting the classification and designation of 3,450,000 additional shares of Series A Preferred Stock have been duly authorized and duly executed by the Company and accepted for record with the SDAT. The Company has duly authorized the execution and filing of additional articles supplementary (the “Additional Articles Supplementary”) to the Charter with the SDAT reflecting the classification and designation of 3,600,000 additional shares of Series A Preferred Stock. The Additional Articles Supplementary, will be, by the Closing Time, duly executed and filed by the Company with the SDAT. The Series A Preferred Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.
(xvii)    Authorization of Shares of Common Stock Upon Conversion. The issuance of shares of Common Stock upon conversion of the Securities has been duly authorized and, when issued upon conversion of the Securities in accordance with the terms of the Series A Articles Supplementary and the Additional Articles Supplementary, will be validly issued and fully paid and nonassessable free and clear of any pledge, lien, encumbrance, security interest or other claim created by the Company. The Company has duly and validly authorized such shares of Common Stock for issuance upon conversion of the Securities. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same; the certificates, if any, for such shares of Common Stock issuable upon conversion of the Securities are in due and proper form; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.
(xviii)    Authorization of OP Units. All common units of limited partnership interest in the Operating Partnership (the “OP Units”) and Series A Preferred Units issued to date by the Operating Partnership have been duly authorized by the Operating Partnership and its general partner, and are validly issued and fully paid, and the issuance of such OP Units and Series A Preferred Units was not subject to or in violation of any preemptive or similar rights of any partner of the Operating Partnership. The issuance and sale by the Operating Partnership of such OP Units and Series A Preferred Units were exempt from the registration requirements of the 1933 Act and applicable state securities, real estate syndication and blue sky laws. The terms of the OP Units and Series A Preferred Units conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the instruments defining the same.
(xix)    Absence of Violations, Defaults and Conflicts. Neither the execution and delivery by each of the Transaction Entities of, nor the performance by each of the Transaction Entities of its respective obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of, any Lien upon any property or other assets of the Transaction Entities or any Subsidiary pursuant to, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under: (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Transaction Entities or any of the Subsidiaries or any of their respective properties or other assets; (ii) the Charter or the Bylaws, the Certificate of Limited Partnership and the Operating Partnership Agreement or similar organizational documents of any Subsidiary; or (iii) any contract, agreement, obligation, covenant or instrument or any term condition or provision thereof to which the Transaction Entities or any Subsidiary or any of their respective properties or other assets is subject or bound, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations, lien impositions or defaults that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of the Subsidiaries.
(xx)    Absence of Further Authorizations. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the Company’s stockholders, is required to be made or obtained by the Transaction Entities or any of the Subsidiaries in connection with the issuance and sale of the Securities or the consummation of the transactions contemplated hereby other than (i) registration of the Securities under the 1933 Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b)), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters, (iii) such approvals as have been or will be obtained in connection with the authorization of the Securities for listing on the NYSE, (iv) under the FINRA Conduct Rules, and (v) the filing of the Additional Articles Supplementary with, and the acceptance of record by, the SDAT, which will be done before the Closing Time.
(xxi)    Absence of Proceedings. There are no actions, suits, claims, inquiries, investigations or proceedings pending or, to the knowledge of the Transaction Entities, threatened or contemplated to which the Transaction Entities or any of the Subsidiaries or any of their respective directors, managers, partners, officers or members is or would be a party or of which any of their respective properties or other assets is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) (i) other than any such action, suit, claim, investigation or proceeding described in the Registration Statement, the General Disclosure Package and the Prospectus which, if resolved adversely to the Transaction Entities or any of the Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect or (ii) that would, singly or in the aggregate, result in a Material Adverse Effect. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
(xxii)    Investment Company Act. Neither the Transaction Entities nor any of the Subsidiaries are, and after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(xxiii)    Nationally Recognized Statistical Rating Organization. No securities or loans issued by either of the Transaction Entities or the Subsidiaries are rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) of the 1933 Act Regulations.
(xxiv)    Independent Accountant Certification. Ernst & Young LLP is an independent registered public accounting firm with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.
(xxv)    Financial Statements, Non-GAAP Financial Measures. The financial statements of the Company included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its respective consolidated Subsidiaries on a consolidated basis as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. The balance sheet of the Company included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, presents fairly in all material respects the financial position of the Company at the dates indicated; said balance sheet has been prepared in compliance with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and in conformity with GAAP. The selected financial and operating data and the summary pro forma and operating data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited, as applicable, financial statements of the Company included therein. Any pro forma financial statements or data included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus comply with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data contained in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus are accurately and fairly presented and prepared in all material respects on a basis consistent with the financial statements and books and records of the Transaction Entities and the Subsidiaries. The statements of certain revenues and expenses of any of the properties or the financial statements of any businesses acquired by the Transaction Entities or the Subsidiaries or determined to be probable of acquisition by the Transaction Entities or the Subsidiaries, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-14 of Regulation S-X with respect to real estate operations or Rule 3-05 of Regulation S-X with respect to businesses. There are no financial statements (historical or pro forma) or related schedules that are required to be included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus that are not included or incorporated by reference as required. Neither the Transaction Entities nor any of the Subsidiaries have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, General Disclosure Package and the Prospectus. All disclosures contained in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K, to the extent applicable. The interactive data in Inline eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(xxvi)    Statistical and Market-Related Data. Any statistical or market-related data included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
(xxvii)    Licenses and Permits. Each of the Transaction entities and the Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Transaction Entities and the Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. None of the Transaction Entities nor the Subsidiaries has received any notice and has no knowledge of any proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(xxviii)    Environmental Permits. Each of the Transaction Entities and the Subsidiaries and their respective properties or other assets (i) have been and are in compliance with any and all Environmental Laws (as hereinafter defined); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws (collectively, “Environmental Permits”); and (iii) are in compliance with all terms and conditions of any and all Environmental Permits, except in the case of clauses (i), (ii) and (iii) as would not have a Material Adverse Effect either individually or in the aggregate. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, seeping or disposing (including without limitation the abandonment or discarding of barrels, containers, and other closed receptacles containing any hazardous substance or pollutant or contaminant) (collectively “Release”) of any Hazardous Materials (as hereinafter defined) at, on, to, beneath or from the properties or other assets owned by the Transaction Entities or the Subsidiaries that would have a Material Adverse Effect either individually or in the aggregate. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no tanks or other vessels used to store Hazardous Materials at, on or beneath any of the properties or other assets owned by the Transaction Entities or the Subsidiaries that would have a Material Adverse Effect either individually or in the aggregate.
(xxix)    Environmental Laws. Except as (x) otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus or (y) would not have a Material Adverse Effect either individually or in the aggregate, neither of the Transaction Entities nor the Subsidiaries, nor any of their properties or other assets: (i) have any liability under, and there are no costs or liabilities associated with, any Environmental Law (including, without limitation, any capital or operating expenditures required for clean-up, closure of any of their properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); (ii) have at any time Released at, to, or from any location, or otherwise handled, stored or dealt with, Hazardous Materials or any other material or substance as would cause the Transaction Entities or the Subsidiaries to incur any liability or would require disclosure or notification pursuant to any Environmental Law; (iii) intend to use the properties or other assets owned by the Transaction Entities or the Subsidiaries or any subsequently acquired properties and other assets, other than in compliance with applicable Environmental Laws; (iv) have received notice of, and each is otherwise unaware of, any Release of Hazardous Materials at, to, or from any location from which such Hazardous Materials could affect the properties or other assets owned by either of the Transaction Entities or the Subsidiaries; or (v) have received any notice of, or have any knowledge of any occurrence or circumstance, and there is no occurrence or circumstance, that would give rise to any claim by any federal, state, local, municipal or other administrative, regulatory, governmental or quasigovernmental authority (a “Governmental Authority”) or any third party under or pursuant to any applicable Environmental Law or common law with respect to the properties or other assets described in the Registration Statement, the General Disclosure Package and Prospectus, or arising out of the conduct of the Transaction Entities or the Subsidiaries. None of the properties or any other assets currently owned by the Transaction Entities or any of the Subsidiaries is included or proposed for inclusion, on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) by the United States Environmental Protection Agency (the “EPA”) or on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any Governmental Authority, and to the knowledge of the Transaction Entities and the Subsidiaries there is no basis for including the properties or any other assets currently owned by either of the Transaction Entities or the Subsidiaries on any such list. To the knowledge of the Transaction Entities and the Subsidiaries, there have been, and are, no (i) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (ii) asbestos or asbestos containing materials, (iii) lead-based paints, (iv) dry-cleaning facilities, or (v) wet lands, in each case in, on, under or adjacent to any of the properties or other assets owned by either of the Transaction Entities or the Subsidiaries the existence of which has had or reasonably could have a Material Adverse Effect. As used herein, “Hazardous Material” shall include any chemical, substance, material or waste that is flammable, ignitable, explosive, corrosive, reactive, radioactive, hazardous, or toxic or that can be described with words of similar meanings, and shall include without limitation PCBs, asbestos, oil, petroleum and petroleum products, mold and any other chemical, substance, material or waste regulated by any Environmental Law. As used herein an “Environmental Law” shall include any federal, state or local law, ordinance, statute, rule or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, any regulations promulgated pursuant to any of the foregoing and any other analogous or similar laws or regulations from any Governmental Authority having or claiming jurisdiction over the Transaction Entities or the Subsidiaries, or the properties and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus.
(xxx)    Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership, as the case may be, and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the 1933 Act with respect to any securities of the Company or the Operating Partnership, as the case may be, or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.
(xxxi)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxxii)    Title. (i) The Transaction Entities or the Subsidiaries have fee simple title or a valid leasehold interest to all of the properties and other assets described in the Registration Statement, the General Disclosure Package or the Prospectus as owned or leased by the Transaction Entities or the Subsidiaries, in each case, free and clear of all Liens, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not, singly or in the aggregate, have a Material Adverse Effect; (ii) all Liens on or affecting the properties that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein and neither the Transaction Entities nor any of the Subsidiaries are in default under any such Lien except for such defaults that would not have a Material Adverse Effect; (iii) to the knowledge of the Transaction Entities, all of the leases (including ground leases) and subleases material to the business of the Transaction Entities and the Subsidiaries, taken as a whole, relating to the properties described in the Registration Statement, the General Disclosure Package and the Prospectus are in full force and effect (with such exceptions as do not materially interfere with the use made or proposed to be made of any of such properties by the Transaction Entities), and neither of the Transaction Entities has received any notice and each is otherwise unaware of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of the Transaction Entities or any such Subsidiary to the continued possession of the leases or subleased premises under any such lease or sublease; (iv) neither the Transaction Entities nor the Subsidiaries are in violation of any municipal, state or federal law, rule or regulation concerning the properties or any part thereof which violation would have a Material Adverse Effect; (v) each of the properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have a Material Adverse Effect; (vi) neither of the Transaction Entities has received from any Governmental Authority any notice of any condemnation proceedings of or zoning change materially affecting the properties or any part thereof, and neither of the Transaction Entities knows and each is otherwise unaware of any such condemnation proceedings or zoning change which is threatened and which if consummated would have a Material Adverse Effect or would otherwise materially affect the use or value of any of the properties; (vii) except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus or as has not been waived by the holder, no tenant under any of the leases at the properties has a right of first refusal to purchase the premises demised under such lease; and (viii) neither of the Transaction Entities nor any of the Subsidiaries or, to the knowledge of either of the Transaction Entities, any lessee of any of the properties is in default under any of the leases governing the properties and neither of the Transaction Entities nor any of the Subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.
(xxxiii)    Mortgages Not Convertible to Equity Interests. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the mortgages and deeds of trust encumbering the properties owned or leased by the Transaction Entities or any Subsidiary are not convertible into equity interests in the respective property, and (ii) such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned, directly or indirectly, by the Transaction Entities or any Subsidiary.
(xxxiv)    Intellectual Property. The Transaction Entities and the Subsidiaries own or possess all inventions, patent applications, patents, patent rights, licenses, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets, know-how and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and neither of the Transaction Entities has received any notice and each is otherwise unaware of any claim to the contrary or any challenge by any other person to the rights of the Transaction Entities and the Subsidiaries with respect to the Intellectual Property or of any facts or circumstances which would render any of the Intellectual Property invalid or inadequate to protect the interests of the Transaction Entities and the Subsidiaries therein. Neither the Transaction Entities nor the Subsidiaries have infringed or are infringing upon the intellectual property of a third party, and neither the Operating Partnership nor the Subsidiaries have received any notice and each is otherwise unaware of a claim by a third party to the contrary.

(xxxv)    Absence of Labor Dispute. No material labor dispute with the employees of the Transaction Entities or any of the Subsidiaries exists, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, or, to the knowledge of the Transaction Entities, is imminent. Neither of the Transaction Entities has received any notice and each is otherwise unaware of any existing, threatened or imminent labor disturbance by the employees of any of its contractors or subcontractors that could have a Material Adverse Effect on the Transaction Entities or the Subsidiaries, taken as a whole. Neither of the Transaction Entities nor any Subsidiary is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations as would not have a Material Adverse Effect.
(xxxvi)    Title Insurance. The Operating Partnership and each Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the properties it owns or leases covering such risks and in such amounts as are commercially reasonable for such properties and that are reasonably believed to be consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and to the knowledge of the Transaction Entities, such title insurance is in full force and effect.
(xxxvii)    Insurance. The Transaction Entities and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate and customary in the businesses in which they are engaged; neither of the Transaction Entities nor any of the Subsidiaries have been refused any insurance coverage sought or applied for; and neither of the Transaction Entities nor any of the Subsidiaries have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(xxxviii)    Condition of Owned Properties. Except as otherwise would not have a Material Adverse Effect, the buildings, structures and equipment owned by the Transaction Entities and the Subsidiaries are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of buildings and other structures, are structurally sound; to the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each of their properties over duly dedicated streets or perpetual easements of record benefiting the applicable property. To the knowledge of the Transaction Entities, each of the properties has legal access to public roads and all other roads necessary for the use of each of the property.
(xxxix)    No Additional Permits. Each of the Transaction Entities and the Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and neither the Transaction Entities nor any of the Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
(xl)    Absence of Violations for Related Party Transactions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, neither the Operating Partnership nor the Subsidiaries is prohibited, directly or indirectly, under any agreement or other instrument to which they are a party or are subject, from paying any distributions to the Company or the Operating Partnership, from making any other distribution on the OP Units or the Series A Preferred Units, from repaying to the Company any loans or advances made to the Operating Partnership or any Subsidiary by the Company or from transferring any of the properties or other assets of the Operating Partnership or the Subsidiaries to the Company, the Operating Partnership or any other Subsidiary of the Company, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(xli)    Absence of Taxes for Execution of Agreement. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities that would have a Material Adverse Effect.

(xlii)    Taxes. Each of the Transaction Entities and the Subsidiaries has timely filed all federal, state and local tax returns that are required to be filed or has timely requested extensions thereof (“Returns”), except for any failures to file that, individually or collectively, would not result in a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessments, fines or penalties that are currently being contested in good faith or that, individually or collectively, would not result in a Material Adverse Effect. No audits or other administrative proceedings or court proceedings are presently pending against any of the Transaction Entities or the Subsidiaries with regard to any Returns, and no taxing authority has notified any of the Transaction Entities or the Subsidiaries that it intends to investigate its tax affairs, except for any such audits or investigations that, individually or collectively, would not result in the assessment of material taxes. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.
(xliii)    Formation of Operating Partnership and Subsidiaries. Throughout the period from its formation through the date hereof, the Operating Partnership and each Subsidiary that has been formed as a partnership or a limited liability company for state law purposes has been properly classified either as a partnership or as a disregarded entity for federal income tax purposes and has not been subject to taxation as an association or a “publicly-traded partnership” (within the meaning of Section 7704(b) of the Internal Revenue Code of 1986, as amended (the “Code”)) taxable as a corporation for federal income tax purposes. The Company and the Operating Partnership do not know of any event that would cause or is likely to cause the Operating Partnership or any Subsidiary formed as a partnership or limited liability company for state law purposes to cease being classified as either a disregarded entity or a partnership for federal income tax purposes, and the Company does not know of any event that would cause or is likely to cause the Operating Partnership or any Subsidiary to be treated as a corporation, an association taxable as a corporation or a publicly traded partnership for federal income tax purposes.
(xliv)    Organization as a REIT. The Company has been organized and operated in a manner so as to qualify as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code for each of its taxable years ended December 31, 2013 through the most recently completed taxable year covered by the Company’s most recent Annual Report on Form 10-K. The present and proposed method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2020 and thereafter.
(xlv)    ERISA Compliance. Each of the Transaction Entities and the Subsidiaries is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability. Neither the Transaction Entities nor any of the Subsidiaries have incurred or expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder. Each “pension plan” for which the Transaction Entities or any of the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.
(xlvi)    No Commissions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings that would give rise to a valid claim against either of the Transaction Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement.

(xlvii)    Compliance with Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, so long as the Company has a class of securities registered under Section 12 of the 1934 Act, the Company and any of the officers and directors of the Company, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with.
(xlviii)    Internal Controls. The Company maintains effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 of the 1934 Act Regulations) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the Company’s incorporation, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(xlix)    Disclosure Controls. The Company has established and maintains a system of “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 of the of the 1934 Act Regulations); such disclosure controls and procedures are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding disclosure.
(l)    No Termination Notices. Neither of the Transaction Entities nor the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by either of the Transaction Entities or the Subsidiaries or, to the knowledge of the Transaction Entities, any other party to any such contract or agreement.
(li)    No Additional Relationships. There are no business relationships or related-party transactions involving the Transaction Entities, any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Operating Partnership (A) do not have any material lending or other relationship with any Underwriter or any bank, lending or other affiliate of any Underwriter and (B) do not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any Underwriter or any affiliate of any Underwriter.
(lii)    Foreign Corrupt Practices Act. The Company is not and, to the knowledge of the Transaction Entities, no director, officer, agent, employee or affiliate of either of the Transaction Entities or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Transaction Entities and the Subsidiaries and, to the knowledge of the Transaction Entities, their affiliates have conducted their businesses in compliance with the FCPA. The Transaction Entities and the Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with the FCPA.
(liii)    Money Laundering Laws and OFAC. The operations of the Transaction Entities and the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations promulgated thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened. None of the Transaction Entities, the Subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent, employee, affiliate or person acting on behalf of the Transaction Entities or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering and sale of the Securities, or lend, contribute or otherwise make available such proceeds to the Operating Partnership, any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(liv)    Absence of Manipulation and Stabilization. The Transaction Entities, the Subsidiaries and their respective directors, officers, affiliates or controlling persons have not taken and will not take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or that constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Securities or to result in a violation of Regulation M under the 1934 Act.
(lv)    Cybersecurity. The Transaction Entities’ and their Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Transaction Entities and their Subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Transaction Entities and their Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Transaction Entities and their Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(lvi)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act Regulations, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the 1933 Act Regulations).
(lvii)    Use of Proceeds. The Transaction Entities intend to apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.” The Company has no present plan or intention to materially alter its investment policies as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(lviii)    Listing of Securities. Prior to the Closing Time, the Securities shall have been duly approved for listing on the NYSE.
(lix)    No Material Adverse Change. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in (i) the condition, financial or otherwise, or in the earnings, business affairs, business prospects or properties of the Transaction Entities and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (ii) the ability of the Transaction Entities to consummate the transactions contemplated by this Agreement or perform their obligations hereunder (any such changes being referred to herein as a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock and the Series A Preferred Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.
(b)    Officer’s Certificates. Any certificate signed by any officer or other authorized signatory of either of the Transaction Entities and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the applicable Transaction Entity to the Underwriters as to the matters covered thereby.
Section 2.    Sale and Delivery to Underwriters; Closing.
(a)    Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Final Term Sheet attached to Schedule B, the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
(b)    Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Securities shall be made at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to the Company by wire transfer payable in immediately available funds to an account specified by the Company. It is understood that each Underwriter has authorized the Representatives, for their accounts, to accept delivery of, receipt for, and make payment of the purchase price for the Securities which it has agreed to purchase. Each of the Representatives, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.
Section 3.    Covenants of the Transaction Entities. Each of the Transaction Entities, jointly and severally, covenants with each Underwriter as follows:
(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to the Securities), (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its reasonable best efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to use its reasonable best efforts to obtain the lifting thereof at the earliest possible moment. The Company will prepare a final term sheet substantially in the form set forth as an attachment to Schedule B hereto (the “Final Term Sheet”) reflecting the final terms of the Securities, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Underwriters with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriters or counsel to the Underwriters shall reasonably object.
(b)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company or reasonable judgment of the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Representatives notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c)    Delivery of Registration Statements. The Company has furnished or will furnish or deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Company will also furnish, upon request of the Representatives, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Securities were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section 3(d) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)    Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)    Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(h)    Listing. The Company will use its best efforts to effect (within the time period specified in the Prospectus) and maintain the listing of the Securities on the NYSE.
(i)    Restriction on Sale of Securities. Without the prior written consent of the Representatives, during a period of 30 days from the date of the Prospectus, neither the Company nor the Operating Partnership will (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Series A Preferred Stock or any securities convertible into, or redeemable, exercisable or exchangeable for, Series A Preferred Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series A Preferred Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series A Preferred Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.
(j)    Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
(k)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(a) hereof, the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. The Company represents that it has treated or agrees that it will treat each such free writing prospectus, consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall or occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(l)    Filing of Series A Articles Supplementary. The Company will use its best efforts to file with the SDAT, prior to the Closing Time, the Additional Articles Supplementary.
(m)    Availability of Common Stock. The Company shall maintain sufficient authorized but unissued shares of Common Stock necessary to satisfy the conversion of the Securities until such time as such shares of Common Stock have been issued upon conversion or the Series A Preferred Stock has been redeemed in full.
(n)    REIT Qualification. The Company will use its best efforts to maintain its qualification and election to be taxed as a REIT under the Code for its taxable year ending December 31, 2020 and thereafter and will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the board of directors of the Company determines that it is no longer in the best interests of the Company to qualify as a REIT.
Section 4.    Payment of Expenses.
(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its or the Operating Partnership’s obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $10,000), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters (such fees and disbursements not to exceed $10,000), in connection with, the review by FINRA of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE. It is understood, however, that except as provided in this Section 4, Section 6 entitled “Indemnification,” and Section 7 entitled “Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or 9(a)(iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
Section 5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities contained herein or in certificates of any officer of the Company, the Operating Partnership or any of the Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:
(a)    Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Representatives.
(b)    Opinion of Counsel for the Transaction Entities. At the Closing Time, the Representatives shall have received the favorable opinions and negative assurance letter, dated the Closing Time, of Morrison & Foerster LLP, counsel for the Transaction Entities, substantially in the forms set forth in Exhibits A, B and C hereto, together with signed or reproduced copies of such opinions and negative assurance letter for each of the other Underwriters.
(c)    Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Goodwin Procter LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters, with respect to such matters as the Representatives shall reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.
(d)    Officers’ Certificate for the Transaction Entities. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President and Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Transaction Entities in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Transaction Entities have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto under the 1933 Act has been issued, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
(e)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(f)    Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(g)    Approval of Listing. Before the Closing Time, the Company shall have submitted an application to the NYSE to have the Securities approved for listing on the NYSE.
(h)    Series A Articles Supplementary. The Additional Articles Supplementary shall have been duly executed and filed by the Company with the SDAT and effective under Maryland General Corporation Law.
(i)    Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto.
(j)    Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as contemplated herein shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters
(k)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.
(l)    Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(m)    Termination of this Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 hereof shall remain in full force and effect notwithstanding such termination.

Section 6.    Indemnification.
(a)    Indemnification of Underwriters. Each of the Transaction Entities, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), and the selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting-Commission and Expenses” and the information in the first, second, third and fourth paragraphs under the heading “Underwriting-Stabilization” in each case contained in the Prospectus (collectively, the “Underwriter Information”).
(b)    Indemnification of Transaction Entities, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Transaction Entities, their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
Section 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Transaction Entities, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Transaction Entities who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Transaction Entities. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.
Section 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling either of the Transaction Entities and (ii) delivery of and payment for the Securities.
Section 9.    Termination of Agreement.
(a)    Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE American LLC or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Authority, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(b)    Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 hereof shall survive such termination and remain in full force and effect.
Section 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(ii)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time for a period not exceeding five days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
Section 11.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o BofA Securities, Inc., 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020, Facsimile: (646) 855-5958, Attention: High Grade Transaction Management/Legal; Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Equity Syndicate, Facsimile: (727) 567-8058 and Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; and to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, Facsimile: (617) 523-1231, Attention: John T. Haggerty, Esq. and Scott C. Chase, Esq.; notices to the Company or the Operating Partnership shall be directed to it at 222 Central Park Avenue, Suite 2100, Virginia Beach, Virginia 23462, Facsimile: (757) 424-2513, Attention: Louis S. Haddad, with a copy to Morrison & Foerster LLP, 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C. 20006, Facsimile: (202) 887-0763, Attention: Justin R. Salon, Esq.
Section 12.    No Advisory or Fiduciary Relationship. Each of the Transaction Entities acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Transaction Entities, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Transaction Entities with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the either of the Transaction Entities with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Transaction Entities and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Transaction Entities have consulted their own respective legal, accounting, regulatory and tax advisors to the extent either of them deemed appropriate.
Section 13.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Transaction Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Transaction Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Transaction Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
Section 14.    Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
Section 15.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
Section 16.    Consent to Jurisdiction; Waiver of Immunity. Each of the Transaction Entities and the Representatives agree that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submit to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 11 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Transaction Entities and the Representatives irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.
Section 17.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
Section 18.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
Section 19.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof
Section 20.    Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended, each Underwriter is required to obtain, verify and record information that identifies its clients, including the Transaction Entities, which information may include the name and address of its clients, as well as other information that will allow each Underwriter to properly identify its clients.
Section 21.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 20: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Transaction Entities in accordance with its terms.

Very truly yours,

ARMADA HOFFLER PROPERTIES, INC.

By:	/s/ Michael P. O'Hara
Name: Michael P. O'Hara
Title: Chief Financial Officer, Treasurer, and Secretary

ARMADA HOFFLER, L.P

By:	Armada Hoffler Properties, Inc., its general partner

By:	/s/ Michael P. O'Hara
Name: Michael P. O'Hara
Title: Chief Financial Officer, Treasurer, and Secretary

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written, by the undersigned, each for itself and, together, as the Representatives:

BOFA SECURITIES, INC.

By:	/s/ Timothy Olsen
Name: Timothy Olsen
Title: Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Preston Puryear
Name: Preston Puryear
Title: Director, Real Estate Investment Banking

JEFFERIES LLC

By:	/s/ Matt Casey
Name: Matt Casey
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Securities
BofA Securities, Inc.	1,836,000
Raymond James & Associates, Inc.	1,188,000
Jefferies LLC	396,000
Janney Montgomery Scott LLC	180,000
Total	3,600,000

Sch A-1

SCHEDULE B
Free Writing Prospectuses
Final Term Sheet (attached hereto).

Sch B-1

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Relating to Preliminary Prospectus Supplement dated August 13, 2020 to Prospectus dated March 9, 2020
Registration No. 333-236982

PRICING TERM SHEET

ARMADA HOFFLER PROPERTIES, INC.

   6.75% Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 per share)

 August 13, 2020

Issuer:	Armada Hoffler Properties, Inc.

Security:
Re-opening of 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”)

This offering is a re-opening of our original issuance of Series A Preferred Stock, which occurred on June 18, 2019. The additional shares of Series A Preferred Stock will form a single series, and be fully fungible, with the outstanding shares of our Series A Preferred Stock. As of the date hereof, there were 3,243,418 shares of our Series A Preferred Stock issued and outstanding. Immediately after giving effect to the issuance of Series A Preferred Stock in this offering, 6,843,418 shares of Series A Preferred Stock will be outstanding.

Number of Shares:	3,600,000 shares

Public Offering Price:	$24.75 per share, inclusive of an amount equal to the dividends that accrued from and including July 15, 2020 to, but excluding, the settlement date for the shares of our Series A Preferred Stock

Underwriting Discounts:	$0.7875 per share; $2,835,000 total

Net Proceeds (before expenses)	$86,265,000

Maturity Date:
Perpetual (unless redeemed by the Issuer on or after June 18, 2024 or pursuant to its special optional redemption right, or in certain limited circumstances to preserve its status as a real estate investment trust, or converted by a holder in connection with a change of control described below under “Change of Control”)

Trade Date:	August 13, 2020

Sch B-2

Settlement Date:
August 20, 2020 (T + 5). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade shares of the Series A Preferred Stock prior to the date that is two business days preceding the settlement date will be required, by virtue of the fact that the shares of Series A Preferred Stock initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.  Purchasers of the shares of Series A Preferred Stock who wish to trade the shares of Series A Preferred Stock during such period should consult their advisors.

Liquidation Preference:	$25.00, plus accrued and unpaid dividends

Dividend Rate:	6.75% per annum of the $25.00 per share liquidation preference (equivalent to $1.6875 per annum per share)

Dividend Payments:
The 15th day of January, April, July and October of each year (or if not a business day, on the immediately preceding business day) to holders of record as of the close of business on the first day of January, April, July and October of each year (or if not a business day, on the next succeeding business day). The first dividend on the shares of Series A Preferred Stock sold in this offering will be paid on October 15, 2020 and will be for a full quarter in the amount of $0.421875 per share.

Optional Redemption:
The Issuer may not redeem the Series A Preferred Stock prior to June 18, 2024, except in limited circumstances to preserve its status as a real estate investment trust and pursuant to the special optional redemption provision described below under “Special Optional Redemption.” On and after June 18, 2024, the Issuer may, at its option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to but excluding the redemption date (subject to the special optional redemption right described below).

Special Optional Redemption:
Upon the occurrence of a Change of Control (as defined below), the Issuer may, at its option, redeem the Series A Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), the Issuer exercises any of its redemption rights relating to the Series A Preferred Stock (whether the optional redemption right or the special optional redemption right), the holders of Series A Preferred Stock will not have the conversion rights described below.

Sch B-3

Change of Control:	A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Issuer entitling that person to exercise more than 50% of the total voting power of all stock of the Issuer entitled to vote generally in the election of the Issuer’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Conversion Rights:
Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of its election to redeem the Series A Preferred Stock, to convert some or all of the Series A Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of the Issuer’s common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock distribution payment and prior to the corresponding Series A Preferred Stock distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Stock Price; and

•	2.97796 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration, as described in the preliminary prospectus supplement.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Issuer’s common stock), subdivisions or combinations with respect to the Issuer’s common stock as described in the preliminary prospectus supplement.

Sch B-4

Upon such a conversion, the holders will be limited to a maximum number of shares of the Issuer’s common stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $8.395, subject to adjustment, the holders will receive a maximum of 2.97796 shares of the Issuer’s common stock per share of Series A Preferred Stock, which may result in the holders receiving a value that is less than the liquidation preference of the Series A Preferred Stock.

The “Change of Control Conversion Date” is the date the Series A Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the required notice of the occurrence of a Change of Control to the holders of Series A Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of the Issuer’s common stock is solely cash, the amount of cash consideration per share of the Issuer’s common stock or (ii) if the consideration to be received in the Change of Control by holders of the Issuer’s common stock is other than solely cash (x) the average of the closing sale prices per share of the Issuer’s common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Issuer’s common stock is then traded, or (y) the average of the last quoted bid prices for the Issuer’s common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Issuer’s common stock is not then listed for trading on a U.S. securities exchange.

CUSIP/ISIN:	04208T 207 / US04208T2078

Joint Book-Running Managers:	BofA Securities, Inc. Raymond James & Associates, Inc. Jefferies LLC
Co-Manager:	Janney Montgomery Scott LLC

Sch B-5

Listing:	The Series A Preferred Stock is listed on the NYSE under the symbol “AHHPrA.” Application will be made to list the additional shares of Series A Preferred stock on the NYSE under the same symbol.

The issuer has filed a registration statement (including a prospectus dated March 9, 2020) and a preliminary prospectus supplement dated August 13, 2020 with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request them by calling BofA Securities, Inc. at 1-800-294-1322, Raymond James & Associates, Inc. at 1-800-248-8863 or Jefferies LLC at (877) 547-6340.

Sch B-6

SCHEDULE C
List of Persons and Entities Subject to Lock-up
James C. Cherry
Daniel A. Hoffler
Louis S. Haddad
Eva S. Hardy
Michael P. O’Hara
John W. Snow

Sch C-1